                               POWER OF ATTORNEY

Know by these presents that each of the undersigned hereby constitutes and appoints Jeffrey I. Martin, signing singly, the undersigned's true and lawful attorney-in-fact to:

        (1)     execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer, director and/or stockholder of Bluefly,
Inc. (the "Company"), from time to time the following U.S. Securities and
Exchange Commission ("SEC") forms: (i) Form ID; (ii) Form 3, Initial Statement of Beneficial Ownership of Securities; (iii) Form 4, Statement of Changes in
Beneficial Ownership of Securities; (iv) and Form 5, Annual Statement of
Beneficial Ownership of Securities in accordance with Section 16(a) of the
Securities Exchange Act of 1934, as amended, and the rules thereunder; (v)
Schedule 13D and (vi) amendments of each thereof, in accordance with the
Securities Exchange Act of 1934, as amended, and the rules thereunder, including any attached documents;

        (2)     do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and execute any such
Form 3, 4 or 5 or Schedule 13D and file such form(s) with the SEC and any stock market or similar authority; and

        (3)     take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

        The undersigned hereby grants to each such attorney-in-fact, acting singly, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 or Regulation 13D-G of the Securities Exchange Act of 1934, as amended. The undersigned hereby agrees to indemnify the attorney in fact and the Company from and against any demand, damage, loss, cost or expense arising from any false or misleading information provided by the undersigned to the attorney-in fact.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file such forms with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of December 18, 2009.

                            [Signature Page Follows]

                                        RHO VENTURES VI, L.P.

                                        By: /s/ Jeffrey I. Martin
                                            ------------------------------------
                                            Jeffrey I. Martin
                                            Authorized Signer

                                        RHO CAPITAL PARTNERS, LLC

                                        By: /s/ Jeffrey I. Martin
                                            ------------------------------------
                                            Jeffrey I. Martin
                                            Authorized Signer

                                        RMV VI, L.L.C.

                                        By: /s/ Jeffrey I. Martin
                                            ------------------------------------
                                            Jeffrey I. Martin
                                            Authorized Signer

                                        /s/ Joshua Ruch
                                        ----------------------------------------
                                        Joshua Ruch

                                        /s/ Habib Kairouz
                                        ----------------------------------------
                                        Habib Kairouz

                                        /s/ Mark Leschly
                                        ----------------------------------------
                                        Mark Leschly